UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 12, 2008

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 8.01

Other Events

Without prior warning, in early May, 2008, MB Financial Bank, N.A (the “Bank”) filed a lawsuit in the U.S. District Court for the Northern District of Illinois, Eastern Division, against DirecTECH Holding Co, Inc. (“DTHC”), certain of its non-ESOT shareholders and its subsidiaries (collectively, the “Defendants”), alleging breach of contract and fraudulent conveyances. Multiband Corporation (“Multiband”), not named in the suit, owns 51% of the common stock (the “MMT Stock”) of one of the aforementioned subsidiaries, Michigan Microtech, Inc. (“MMT”). At the time of Multiband’s purchase of the MMT Stock in February 2008, Multiband received a release of the Bank’s lien against the MMT Stock.

The Bank claims to have filed the suit without prior notice because the statute of limitations on one of its technical claims was about to expire and that it did not believe that it could obtain an appropriate agreement to extend the statute prior to the end of the statute of limitations.

Subsequent to the initial filing of the lawsuit, the District Court dismissed the claim sua sponte (on its own action) in favor of the Defendants for want of the proper establishment of subject matter jurisdiction.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2008	Multiband Corporation

	By:	James L. Mandel
James L. Mandel
Chief Executive Officer